Exhibit 99.1

PRESS RELEASE

For additional information, contact:	For Immediate Release:
June 14, 2007

Walter T. Kaczmarek

President & CEO, Heritage Commerce Corp • (408) 947-6900

John J. Hounslow

Chairman, Diablo Valley Bank • (925) 314-2801

Diablo Valley Bank Shareholders
Approve Sale to
Heritage Commerce Corp

SAN JOSE and DANVILLE, CA – June 14, 2007 – Heritage Commerce Corp (NASDAQ: HTBK) and Diablo Valley Bank, (OTC BB: DBVB) today announced that the shareholders of Diablo Valley Bank approved the merger between the two companies. In February, Heritage Commerce announced its plan to acquire Diablo Valley Bank in a cash-and-stock transaction. In a special meeting held by shareholders of Diablo Valley Bank, the sale to Heritage was approved. Although all regulatory approvals have been received, the closing remains subject to the other closing conditions contained in the agreement and plan of merger dated February 8, 2007. Heritage Commerce Corp and Diablo Valley Bank expect to close the transaction by the end of June, 2007. Following the closing of the transaction, Heritage will have over $1.3 billion in assets and 11 banking offices. The transaction is expected to be accretive to Heritage’s earnings per share in 2008.

About Heritage Commerce Corp

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose with 9 full-service branches in Los Gatos, Fremont, Danville, Morgan Hill, Gilroy, Mountain View and Los Altos. Heritage Bank of Commerce is also an SBA Preferred Lender ranked the fourth largest SBA lender in Northern California and fourteenth in the State of California, with Loan Production Offices in San Jose, Chico, Fremont, Clovis, Jackson, Elk Grove, Santa Cruz and Watsonville, California.

About Diablo Valley Bank

Diablo Valley Bank is the East Bay’s independent commercial bank dedicated to serving the banking and financing needs of successful entrepreneurs, their families, business ventures and real estate investments. The Bank has professional bankers strategically positioned at offices in Danville and Pleasanton and offers additional depository access with internet-based cash management products, its courier service and correspondent relationships with money center banks.

Equal Housing Lender	Member FDIC

Forward-Looking Statements Disclaimer

Discussions contained or incorporated by reference in this filing or the exhibits that are not statements of historical fact are forward-looking statements that involve risks and uncertainties including, with out limitation, (i) statements relating to the benefits of the proposed merger of Heritage Bank of Commerce and Diablo Valley Bank (the “Merger”), including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the Merger, (ii) statements regarding certain Heritage Bank of Commerce and Diablo Valley Bank goals and expectations with respect to earnings, earnings per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (iii) statements preceded by, followed by or that include the words “may, “could”, should, “would”, believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, or similar expressions. These statements are based on current beliefs and expectations of the management of Heritage Commerce Corp and/or Diablo Valley Bank and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the Merger on the proposed terms and schedule; the failure of the Diablo Valley Bank shareholders to approve the transaction; the risk that the business of Diablo Valley Bank will not be integrated successfully or will be more difficult, time-consuming or costly than expected; deposit attrition and other disruption from the Merger making it more difficult to maintain relationships with customers, employees or suppliers; the risk that synergies from the Merger may not be fully realized or may take longer to realize than expected; competition and its effect on pricing, spending, third-party relationships and revenues; the strength of the United States Economy in general, competition in the financial services market for both deposits and loans as well as regional and general economic conditions; and Heritage’s ability to successfully complete consolidation and conversion activities, incorporate acquisitions into its operations, retain key employees, increase its customer base, achieve cost savings and successfully generate commercial, consumer and real estate loans. Additional factors that may affect future results are contained in Heritage’s filings with the SEC, which are available at the SEC’s web site http://www.sec.gov, including in Heritage’s Annual Report on Form 10-K for the year ended December 31, 2006, under the heading “Risk Factors.” Readers should not place undue reliance on the forward-looking statements, which reflect management’s view only as of the date hereof. All subsequent written and oral forward-looking statements concerning the proposed Merger or other matters attributable to Heritage Commerce Corp, Heritage Bank of Commerce or Diablo Valley Bank or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Heritage undertakes no responsibility to update or publicly revise any forward-looking statements to reflect subsequent events or circumstances.

Heritage	150 Almaden Boulevard, Suite 200 •San Jose, California 95113
Commerce Corp	(408) 947-6900 • www.heritagecommercecorp.com

Diablo Valley Bank	3189 Danville Boulevard, Suite 225 •Alamo, California 94507 (925) 314-2800 • www.diablovalleybank.com